EXHIBIT 10.1


                LICENSE TERMINATION AND ASSET TRANSFER AGREEMENT
                ------------------------------------------------


         THIS LICENSE TERMINATION AND ASSET TRANSFER AGREEMENT (this "Agreement") is made and entered into as of June 30, 2009 (the "Effective Date"), by and between Smoky Market Foods, Inc., a Nevada corporation ("Buyer"), and Smoky Systems, LLC, a Nevada limited liability company ("Seller").

                                    RECITALS

         WHEREAS, Seller and Buyer have entered into an Amended and Restated License Agreement dated December 15, 2006 (the "License Agreement"), pursuant to which Buyer licenses from Seller the exclusive right to use certain recipes, tangible assets and marks associated with the production of smoked meat products; and

         WHEREAS, Seller has determined to liquidate and distribute its assets; and

         WHEREAS, in connection with such liquidation, Seller desires to sell to Buyer, and Buyer desires to purchase from seller, an ownership interest in all of the assets licensed under the License Agreement and any related assets in exchange for common stock, $.001 par value ("Common Stock") of Buyer, all as more particularly set forth below;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the respective representations and covenants contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                             SALE OF ASSETS; CLOSING

         1.1 ASSETS. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, assign, and deliver to Buyer, and Buyer shall purchase from Seller, all right, title and interest in and to all of the following assets other than the Excluded Assets (the "Assets"):

                  (a) all tangible personal property owned by Seller, including without limitation all computer hardware, machinery, equipment, furniture and inventory (the "Tangible Assets");

                  (b) all contracts, leases, licenses and other agreements listed on Exhibit A to the Assignment and Assumption Agreement attached as Exhibit C to this Agreement (the "Contracts");

                  (c) all intellectual property owned or licensed by Seller, service marks, trademarks, patents, copyrights, United States, state and other applications and registrations for and with respect to any of the foregoing and renewals and continuation thereof, in each case with the goodwill symbolized thereby and associated therewith, business information, trade secrets, royalty rights, confidential information, formulas, processes, techniques, know-how, licenses and other rights to use any of the foregoing, any and all income, royalties, damages, claims and payments now or hereafter receivable with respect to any of the foregoing and all rights, including all rights to sue, relating thereto, all licenses, permits, permissions, and authorizations, consents, easements, rights, of way, software, domain names, telephone numbers, websites, e-mail address, goodwill, going concern value, and any and all other intangible assets owned by Seller (the "Intangible Assets");

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                  (d) all real property, leaseholds and subleaseholds therein, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets) (the "Real Property Assets"); and

                  (e) all franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies.

The Assets shall not include (i) cash, bank and investment accounts, accounts receivable, notes receivable, tax rebates and other current assets of Seller,
(ii) any shares of Common Stock or other securities owned by Seller, (iii) any rights with respect to any employees or former employees of Seller or (iv) the rights and obligations of Seller under this Agreement (the "Excluded Assets").

         1.2 EXCLUSION OF LIABILITIES.

                  (a) On the Closing Date and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for obligations of the Seller under the Contracts arising and accruing after, and relating exclusively to use of the Contracts after, the Closing Date ("ASSUMED LIABILITIES").

                  (b) Seller and Shareholder understand and acknowledge that, except for the Assumed Liabilities, Buyer shall not assume or have any responsibility, liability or obligation for any obligation, commitment, responsibility, or any other debt, duty, or liability (including any unknown, undisclosed, unfixed, unliquidated, unsecured, unmatured, unaccrued, unasserted, contingent, conditional, inchoate, implied, vicarious, joint, several or secondary liability) (each a "Liability") of any kind or nature incurred by Seller or arising, accruing, or related to the operation of the Seller's business or actions or omissions of Seller. Seller agrees to indemnify and hold Buyer harmless from all Liabilities, losses, costs or expenses, including reasonable attorney's fees, incurred by Buyer as a result of any claim made against Buyer attributable to any Liability of Seller other than the Assumed Liabilities.

                  (c) The Assets shall be transferred to Seller free and clear of any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, equity, trust, equitable interest, claim, easement, right-of-way, servitude, right of possession, lease tenancy, license, encroachment, burden, intrusion, covenant, infringement, interference, proxy, option, right of first refusal, community property interest, legend, defect, impediment, exception, condition, restriction, reservation, limitation, impairment, imperfection of title and restriction on the possession, use, exercise or transfer of any other attribute of ownership, whether based on or arising from common law, constitutional provision, statute, contract or otherwise (each an "Encumbrance") other than such limitations as arise under the express terms of the Contracts and relate solely to any Assets used or purchased pursuant to the respective Contract.

         1.3 TERMINATION OF LICENSE AGREEMENT. As the Closing, the License Agreement is automatically terminated.


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         1.4 CONSIDERATION FOR THE ASSETS. In consideration for the transfer of the Assets and the termination of the License Agreement, Buyer shall issue to Seller at the Closing 3,500,000 shares of Common Stock (the "SHARES").

         1.5 CLOSING. The parties agree to close the purchase and sale contemplated by this Agreement (the "CLOSING") on a date hereafter that is mutually acceptable to such parties (the "CLOSING DATE"). The parties shall use good faith to close the transactions contemplated hereby on or about June 30, 2009. The Closing shall take place at the offices of Buyer at 804 Estates Dr. #100, Aptos, CA 95003 (or, if agreed upon by the parties, by the exchange of closing deliveries by mail and/or facsimile) on the Closing Date and shall be effective as of 12:01 a.m. on the Closing Date.

         1.6 CLOSING DELIVERIES.

                  (a) At the Closing, Seller shall deliver to Buyer the following:

                           (i) an executed Bill of Sale in substantially the
                  form of Exhibit A, transferring to Buyer the Tangible Assets, free and clear of means any Encumbrance.

                           (ii) an executed counterpart of an Assignment
                  Agreement in substantially the form of Exhibit B, assigning to Buyer the Assets (other than the Tangible Asset and Contracts), including the Intangible Assets, free and clear of all Encumbrances;

                           (iii) an executed counterpart of an Assignment and
                  Assumption Agreement in substantially the form of Exhibit C, assigning to Buyer the Contracts, free and clear of all Encumbrances; and

                           (ivi) such other documents, agreements, assignments,
                  instruments and certificates as may be required by this Agreement or as may be reasonably requested by Buyer to carry out the terms and conditions of this Agreement.

                  (b) At the Closing, Buyer shall deliver to Seller:

                           (i) certificates representing the Shares, with such
                  legends as are contemplated by Section 1.9;

                           (ii) an executed counterpart of an Assignment
                  Agreement in substantially the form of Exhibit B;

                           (iii) an executed counterpart of an Assignment and
                  Assumption Agreement in substantially the form of Exhibit C;
                  and

                           (iv) such other documents, agreements, assignments,
                  instruments and certificates as may be required by this Agreement or as may be reasonably requested by Seller or Shareholders to carry out the terms and conditions of this Agreement.

         1.7 TAX CONSEQUENCES. The parties understand and acknowledge that the transaction contemplated by this Agreement is not a tax free reorganization within the meaning of Section 368(a) of the Code.


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         1.8 POSSESSION. On or within one business day of the Closing Date,
Seller shall deliver to Buyer possession of all of the Tangible Assets and evidences of Intangible Assets and Contracts.

         1.9 LEGENDS. Each Share will be imprinted with a legend substantially in the following form:

         THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITY REPRESENTED BY THIS INSTRUMENT IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE LICENSE TERMINATION AND ASSET TRANSFER AGREEMENT, DATED AS OF JUNE 30, 2009, AMONG THE ISSUER OF SUCH SECURITY (THE "COMPANY") AND THE OTHER PARTIES REFERRED TO THEREIN, AS AMENDED AND MODIFIED FROM TIME TO TIME, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITY UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

Each holder desiring to transfer a Share first must furnish Buyer with (i) a written opinion reasonably satisfactory to Buyer in form and substance from counsel reasonably satisfactory to the Buyer by reason of experience to the effect that the holder may transfer the Share as desired without registration under the Securities Act of 1933, as amended (the "Securities Act") and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Buyer in form and substance agreeing to be bound by the restrictions on transfer contained herein (to the extent required by the Securities Act).


                                    ARTICLE 2
                            REPRESENTATIONS OF SELLER

         For the purpose of inducing Buyer to enter into this Agreement and with the knowledge that Buyer will rely on the following representations, as of the Effective Date and as of Closing Date, Seller represent to Buyer as follows:

         2.1 AUTHORITY. Seller has full limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy and the laws affecting the enforcement of creditors' rights generally or equitable principles. All manager, member and other company approvals necessary to approve this Agreement and the transactions contemplated thereby on the part of Seller have been obtained.

         2.2 CONSENTS AND APPROVALS; NO VIOLATION. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby will (a) violate or conflict with, (b) result in, or require the creation or imposition of, any Encumbrance upon or with respect to any of the Assets pursuant to, (c) require Seller to make any filing or registration with, give notice to, or obtain any consent, approval or authorization from any foreign governmental authority, the United States of America, any State of the United States of America, any local authority and any political subdivision of any of the foregoing, any multi-national organization or body, any agency, department, commission, board, bureau, court or other authority thereof, or any quasi-governmental or private body exercising, or purporting to exercise, any executive, legislative, judicial, administrative, police, regulatory or taxing authority or power of any nature (each a "Governmental Authority") or any other individual, entity, or Governmental Authority (each a "Person") (including creditors) in accordance with, (d) result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration under, any provision of the articles of organization or operating agreement of the Seller, any Legal Requirement (as defined below) binding upon Seller, any contract, agreement, license, lease, instrument or other arrangement binding upon Seller, or any Governmental Authorization or any other instrument or obligation to which Seller is a party, by which Seller or any of the Assets may be bound or to which Seller or any of the Assets may be subject. For purposes of this Agreement "Legal Requirement" means any law (including any environmental law), statute, ordinance, decree, requirement, Order, treaty, proclamation, convention, rule or regulation (or interpretation of any of the foregoing) of, and the terms of any Governmental Authorization issued by, any Governmental Authority; "Governmental Authorization" means any permit (including any environmental permit), license, franchise, approval, certificate, consent, ratification, permission, confirmation, endorsement, waiver, certification, registration, transfer, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement; and "Order" means any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, consent decree, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator

         2.3 TANGIBLE ASSETS. The Tangible Assets include all of the Tangible Assets owned by Seller (other than Excluded Assets). All of the Tangible Assets are merchantable, in material compliance with all requirements of all governing laws and regulations, and in good working order and repair. Other than as set forth in the preceding sentence, Seller makes no representation or warranty concerning the condition and functionality of the Tangible Assets.

         2.4 CONTRACTS. The Contracts include all of the contracts, whether written or oral, to which Seller is a party other than (a) Excluded Assets, (b) this Agreement and (c) Contracts not used or useful in the operation of a smoked-food business. No amounts have been paid to Seller or any of its affiliates, in advance in the form of fees or compensation with respect to any Contract. No amount is owed under any Contract by Seller to any Person for goods or services received by or on behalf of Seller other than amounts accrued during the past 60 days, all of which will be paid by Seller within 30 days of Closing. True, correct and complete copies of each Contract, or with respect to oral agreements written summaries of the material terms thereof, have been delivered to Buyer.

         2.5 TITLE TO ASSETS AND RELATED MATTERS. Seller owns and has good and marketable title in and to all of the Assets free and clear of all Encumbrances and the claims or rights of any other Person and has the full legal power and authority to transfer the Assets to Buyer. Upon Seller's transfer of the Assets at Closing as contemplated by this Agreement, Buyer shall acquire right, title, and interest to the Assets, free of any adverse claim, Encumbrance, right, or interest of any nature whatsoever. The Assets include all of the Assets licensed or made available to Buyer under the License Agreement or previously used or relied upon by Seller in the operation of the business of Seller.

         2.6 COMPLIANCE WITH LAWS. Seller is in compliance with all Legal Requirements applicable to it, the ownership of the Assets, or the operation of the Business or any combination thereof, and Seller does not have any basis to expect, nor has it received, any Order, notice, or other communication from any Governmental Authority or other Person of any alleged, actual, or potential violation of or failure to comply with any such Legal Requirement. Seller has maintained and currently has in full force and effect all required, appropriate and customary licenses and Governmental Authorizations to conduct its business.

         2.7 BANKRUPTCY. Seller has not made any assignment for the benefit of creditors, filed any petition in bankruptcy, been adjudicated insolvent or bankrupt, petitioned or applied to any tribunal for any receiver, conservator or trustee of any of them or any of their property or assets, or commenced any action or proceeding under any reorganization arrangement, readjustment of debt, conservation, dissolution or liquidation law or statute or any jurisdiction; and no such action or proceeding has been commenced or threatened against Seller or any Affiliate of Seller by any creditor, claimant, Governmental Authority or any other Person.

         2.8 INTELLECTUAL PROPERTY. The Assets include all inventions, patents, improvements related to patented or unpatented inventions, trademarks and trade names service marks, assumed names, trade dress, copyrights, United States, foreign, state and other applications and registrations for and with respect to any of the foregoing and renewals and continuation thereof, in each case with the goodwill symbolized thereby and associated therewith, software, domain names, websites, e-mail addresses, and other Intellectual Property owned by Seller or used by Seller in its business (collectively, the "Intellectual Property"). Seller has, and Buyer will have after the Closing, the unencumbered, exclusive right to use, commercialize, exploit and transfer such Intellectual Property. Seller's use of the Intellectual Property and Intangible Assets does not violate or infringe the rights of any other Person, and the transfer to Buyer of such rights, will not violate or infringe the rights of any other Person. To the best knowledge of Seller, no other Person is infringing the right of Seller with respect to any Intellectual Property or other Intangible Asset necessary for the conduct of the Business. Seller is not in default (nor with the giving of notice or lapse of time or both would be in default) under any license to use the Intellectual Property or Intangible Assets.

         2.9 SECURITIES LAW. Seller (i) understands that the Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters and is managed by a sophisticated investor who is an officer and director of Buyer, (iv) is able to bear the economic risk and lack of liquidity inherent in holding the Shares, (v) acknowledges that the Shares are subject to the restrictions on transfer set forth in Section 1.9 of this Agreement, and (vii) in making the decision to acquire the Shares has relied solely upon (A) representations and warranties of the Buyer contained in this Agreement, and (C) information contained in the Annual Report on Form 10-K for the year ended December 31, 2008, as amended (the "Most Recent Form 10-K") filed by Buyer with the Securities and Exchange Commission and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by Buyer since January 1, 2009 with the Securities and Exchange Commission.

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                                    ARTICLE 3
                            REPRESENTATIONS OF BUYER

         For the purpose of inducing Seller to enter into this Agreement and with the knowledge that Seller will rely on the following representations, as of the Closing Date, Buyer represents and warrants to Seller as follows:

         3.1 AUTHORITY. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding agreement of Buyer.

         3.2 ORGANIZATION, EXISTENCE, GOOD STANDING AND CAPITALIZATION. Buyer
(i) is a corporation validly existing and in good standing under the laws of the State of Nevada, (ii) is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify, and
(iii) has full company power and authority to carry on its business as now being conducted, to own and operate its properties and assets.

         3.3 LITIGATION. Buyer is not subject to any Order affecting the business or assets of Buyer or Buyer's ability to carry out the terms of this Agreement. There are no Proceedings pending and, to the knowledge of Buyer, or threatened against Buyer which would have a material adverse affect on the business or operations of Buyer or affect Buyer's to carry out the terms of this Agreement.

         3.4 CONSENTS AND APPROVALS; NO VIOLATION. Neither Buyer's execution and delivery of this Agreement, nor Buyer's consummation of the transactions contemplated hereby will: (i) violate or conflict with, result in, or require the creation or imposition of, any Encumbrance upon or with respect to any of the Assets pursuant to, (ii) require Buyer to make any filing or registration with, give notice to, or obtain any consent, approval or authorization from any Governmental Authority or any other Person (including creditors) (other than filings or notices required under the Securities Act and the Securities Exchange Act of 1934, as amended), (iii) result in a breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any provision of the Articles of Incorporation or bylaws of the Buyer, any Legal Requirement binding upon Buyer, any contract, agreement, license, lease, instrument or other arrangement, or any Governmental Authorization or other instrument or obligation to which Buyer is a party, or by which Buyer may be bound or to which any of its assets may be subject.

         3.5 BANKRUPTCY. Buyer has not made any assignment for the benefit of creditors, filed any petition in bankruptcy, been adjudicated insolvent or bankrupt, petitioned or applied to any tribunal for any receiver, conservator or trustee of any of them or any of their property or assets, or commenced any action or proceeding under any reorganization arrangement, readjustment of debt, conservation, dissolution or liquidation law or statute or any jurisdiction; and no such action or proceeding has been commenced or threatened against Buyer or any Affiliate of Buyer by any creditor, claimant, Governmental Authority or any other Person.

         3.6 VALID ISSUANCE OF SHARES. When issued, sold and delivered in accordance with the terms hereof, the Shares will be duly and validly issued, fully-paid and nonassessable.


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                                    ARTICLE 4
                       COVENANTS OF PARTIES AFTER CLOSING

         Each of the parties hereto agrees as follows with respect to the period beginning immediately after the Closing:

         4.1 FURTHER ASSURANCES OF SELLER. Seller will, upon the request of Buyer from time to time after the Closing, execute and deliver, and use their best efforts to cause other Persons to execute and deliver, all such further documents and instruments, and will do or use their best efforts to cause to be done such other acts, as Buyer may reasonably request in order to consummate more completely and make effective the transactions contemplated hereby.

         4.2 PRORATION OF TAXES/COSTS. All personal property taxes and assessments for 2009 pertaining directly to the Assets, if any, shall be prorated as of the Closing Date.

         4.3 PAYMENT OF COSTS. Each of Buyer and Seller shall bear his or its own costs and expenses (including, without limitation, fees and expenses of business brokers, legal counsel, accountants and other facilitators and advisors, except as otherwise specifically set forth herein) incurred at any time in connection with this Agreement and the transactions contemplated hereby.

         4.4 DEFAULT. If Seller shall breach any of Seller's representations contained in this Agreement, Buyer shall give written notice of such breach to Seller shall have thirty (30) days after receipt of such notice to cure the default or breach. If Seller shall not cure such default or breach within such thirty (30) day cure period, Buyer shall be entitled to pursue any remedy available to Buyer. If Buyer shall breach any of Buyer's representations contained in this Agreement, Seller shall give written notice of such breach to Buyer shall have thirty (30) days after receipt of such notice to cure the default or breach. If Buyer shall not cure such default or breach within such thirty (30) day cure period, Seller shall be entitled to pursue any remedy available to Seller.


                                    ARTICLE 5
                                  MISCELLANEOUS

         5.1 SURVIVAL OF REPRESENTATIONS. All representations of the parties hereto shall survive the Closing and continue for a period of two (2) years.

         5.2 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement signed by the parties hereto.

         5.3 WAIVER; CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by each party affected thereby only by a written instrument signed by the party granting such waiver. No waiver, or failure to insist upon strict compliance, by any party of any term or condition or any breach of any term or condition contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other term or condition or any other breach of the same. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver.


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         5.4 TERMINATION. Certain of the parties may terminate this Agreement as provided below:

                  (a) Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2009 (unless the failure results primarily from the Buyer or Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (c) Seller may terminate this Agreement by giving written notice at any time prior to the Closing (A) in the event the Buyer or Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2009 (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement).

If any party terminates this Agreement pursuant to this Section 5.4, all rights and obligations of the parties hereunder shall terminate without any liability of any Party to any other Party (except for any Liability of any Party then in breach, which shall survive termination).

         5.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when (i) delivered personally, (ii) sent by facsimile (with receipt confirmed), (iii) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) or (iv) three (3) days after being sent by regular mail in each case to the other party at the following addresses and facsimile numbers (or to such other address or facsimile number for a party as shall be specified in writing; provided that notices of a change of address or facsimile number shall be effective only upon receipt thereof):

         if to Seller, to:

                  Smoky Markets Foods, Inc.
                  804 Estates Dr. #100, Aptos, CA  95003
                  Facsimile: _______________
                  Attn: Chief Executive Officer

         if to Buyer, to:

                  Smoky Systems, LLC
                  804 Estates Dr. #100, Aptos, CA  95003
                  Facsimile: _______________
                  Attn: Manager


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

         5.6 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the other Party.

         5.7 SEVERABILITY. Any provision hereof prohibited by or deemed unlawful or unenforceable under any applicable law of any jurisdiction shall, as to such jurisdiction, be ineffective without affecting any other provision of this Agreement or the same provision in any other jurisdiction. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms. In the event that any term or provision of this Agreement shall be held invalid by a competent court or government agency, the remainder of this Agreement shall not be affected thereby and the parties hereto shall continue to be bound by the remaining terms hereof. In such event, the relevant term or provision (or should such term(s) or provision(s) be a crucial element of this Agreement, then the entire Agreement) shall be renegotiated by the parties in a good faith effort to achieve mutual agreement consistent with such holding and the parties shall continue to perform under this Agreement in a manner consistent with its intent and objectives.

         5.8 GOVERNING LAW. This Agreement shall be deemed to have been executed in the State of California and shall be governed by the laws of the State of California, (regardless of the laws that might otherwise govern under applicable California principles of conflicts of law) as to all matters, including matters of validity, construction, effect, performance, and remedies. The parties agree to submit to the jurisdiction of the courts located within Santa Cruz County in the State of California and any United States District Court within the State of California, any claims or lawsuits arising form this Agreement, and waive any objections based on inconvenient forum.

         5.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed by facsimile or .pdf signatures, each of which will be deemed an original.

         5.10 ENTIRE AGREEMENT. This Agreement, including the instruments, memoranda, certificates, schedules, exhibits, and other documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         5.11 ATTORNEYS' FEES. If any party hereto institutes a Proceeding against any other party hereto for a claim arising out of or to enforce this Agreement, the party that prevails by enforcing this Agreement shall be entitled to recover reasonable attorneys' fees, costs and expenses incurred, in addition to any other relief to which they may be entitled.

         5.12 CONSTRUCTION. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Each of the foregoing genders and plurals is understood to refer to a corporation (including a non-profit corporation), limited liability company, general partnership, limited partnership, joint venture, joint stock association, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or entity of any nature, other than a Governmental Authority, when the context so requires. The boldfaced and underlined section descriptions shall be and are for reference only and shall not be deemed to alter to limit the meaning of this Agreement in any way.

         5.13 NONEXCLUSIVELY OF REMEDIES. The rights and remedies of the parties hereto shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provision

         5.14 RISK OF LOSS. Seller shall retain all risk of loss with respect to the Assets until possession of the Assets has been conveyed to Buyer at or following Closing.


               [intentionally left blank; signature pages follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused this License Termination and Asset Transfer Agreement to be executed on its behalf as of the date first above written.


                                 "BUYER"

                                          Smoky Market Foods, Inc.
                                          a Nevada corporation


                                          By: /s/_______________________________
                                          Its: _________________________________

                                 "SELLER"

                                          Smoky Systems, LLC,
                                          a Nevada limited liability company


                                          By: /s/_______________________________
                                          Its: _________________________________

                                    EXHIBIT A

                                  BILL OF SALE


                                 [See attached]

                                  BILL OF SALE

         THIS BILL OF SALE (this "Bill of Sale") is executed as of June 30, 2009 by Smoky Systems, LLC, a Nevada limited liability company ("Seller"), in favor of Smoky Market Foods, Inc., a Nevada corporation ("Buyer"). Each term used but not defined herein shall have the meaning ascribed thereto under that certain License Termination and Asset Transfer Agreement dated as of June 30, 2009 to which Buyer and Seller are parties (the "Purchase Agreement").

         1. Assignment of Assets. Seller, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, hereby assigns, transfers, sets over and delivers to Buyer all right, title and interest in and to the Assets, including the Tangible Assets.

         2. Binding Effect. This Bill of Sale shall be binding upon and inure to the benefit of Seller and Buyer and their respective heirs, executors, administrators, successors and assigns.

         3. No Modification. This Bill of Sale is made pursuant to the terms of the Purchase Agreement and does not create any additional obligations, covenants, representations and warranties or alter or amend any of the obligations, covenants, representations and warranties contained in the Purchase Agreement. The provisions of the Purchase Agreement shall survive the execution and delivery of this Bill of Sale. In the event of any inconsistency between this Bill of Sale and the Purchase Agreement, the Purchase Agreement shall control.

         4. Construction. The headings of the sections and subsections of this Bill of Sale are inserted as a matter of convenience and for reference purposes only and in no respect define, limit or describe the scope of this Bill of Sale or of the intent of any section or subsection.

         5. Facsimile. A facsimile copy of this Bill of Sale shall be valid as an original.

         6. Choice of Law. This Bill of Sale shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the state of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of California.

         IN WITNESS WHEREOF, the undersigned executes this Bill of Sale as of the date first written above.

                                            "SELLER"

                                            Smoky Systems, LLC,
                                            a Nevada limited liability company


                                            By:  _______________________________

                                    EXHIBIT B

             ASSIGNMENT AGREEMENT FOR INTANGIBLE ASSETS AND RECORDS


                                 [See attached]

                              ASSIGNMENT AGREEMENT

         THIS ASSIGNMENT AGREEMENT (this "Assignment") is entered into as of the 19th day of June 2009 by Smoky Systems, LLC, a Nevada limited liability company ("Assignor"), in favor of Smoky Market Foods, Inc., a Nevada corporation ("Assignee"). All capitalized terms not otherwise specifically defined herein shall have the meanings set forth in that certain License Termination and Asset Transfer Agreement dated as of June 30, 2009, to which Assignor and Assignee are parties (the "Purchase Agreement").

         WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to assign to Assignee the Intangible Assets and other assignable Assets; and

         WHEREAS, Assignor desires to assign all right, title and interest in and to the Intangible Assets and other assignable Assets to Assignee.

         NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby agrees with Assignee as follows:

         1. Assignment. Assignor hereby assigns and transfers to Assignee all right, title and interest of Assignor in, to and under all of the Assets (other than the Tangible Assets and the Contracts), including the Intangible Assets.

         2. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

         3. No Modification. This Assignment is made pursuant to the terms of the Purchase Agreement and does not create any additional obligations, covenants, representations and warranties or alter or amend any of the obligations, covenants, representations and warranties contained in the Purchase Agreement. The provisions of the Purchase Agreement shall survive the execution and delivery of this Assignment. In the event of any inconsistency between this Assignment and the Purchase Agreement, the Purchase Agreement shall control.

         4. Construction. The headings of the sections and subsections of this Assignment are inserted as a matter of convenience and for reference purposes only and in no respect define, limit or describe the scope of this Assignment or of the intent of any section or subsection.

         5. Choice of Law. This Assignment shall be governed by and construed in accordance with the domestic laws of the state of California without giving effect to any choice or conflict of law provision or rule (whether of the state of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of California.

         IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed as of the date first set forth above.

                                        ASSIGNOR:

                                        Smoky Systems, LLC, a Nevada limited
                                           liability company


                                        By:  ___________________________________

                                    EXHIBIT C

                     ASSIGNMENT AGREEMENT FOR THE CONTRACTS


                                 [See attached]

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is entered into as of the 19th day of June 2009, between Smoky Systems, LLC, a Nevada limited liability company ("Assignor"), and Smoky Market Foods, Inc., a Nevada corporation ("Assignee"). All capitalized terms not otherwise specifically defined herein shall have the meanings set forth in that certain License Termination and Asset Transfer Agreement dated as of June 30, 2009 to which Assignor and Assignee are parties (the "Purchase Agreement").

         WHEREAS, pursuant to the Purchase Agreement, Assignor has agreed to assign to Assignee and Assignee has agreed to accept assignment of the Contracts, including without limitation those identified on Exhibit A attached hereto and incorporated by this reference; and

         WHEREAS, Assignor desires to assign all of its right, title and interest in and to the Contracts to Assignee, and Assignee desires to assume the obligations of Assignor under the Contracts as set forth below.

         NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Assignment. Assignor hereby assigns and transfers to Assignee all of its right, title and interest in, to and under the Contracts.

         2. Acceptance of Assignment. Assignee accepts the assignment of the Contracts, and agrees to assume and perform, to the extent set forth in the Purchase Agreement, all liabilities and obligations of Assignor under the Contracts arising on or after the Closing other than as a result of breach or non-performance of the Assignor.

         3. Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

         4. No Modification. This Assignment is made pursuant to the terms of the Purchase Agreement and does not create any additional obligations, covenants, representations and warranties or alter or amend any of the obligations, covenants, representations and warranties contained in the Purchase Agreement. The provisions of the Purchase Agreement shall survive the execution and delivery of this Assignment. In the event of any inconsistency between this Assignment and the Purchase Agreement, the Purchase Agreement shall control.

         5. Construction. The headings of the sections and subsections of this Assignment are inserted as a matter of convenience and for reference purposes only and in no respect define, limit or describe the scope of this Assignment or of the intent of any section or subsection.

         6. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile copy of this Assignment or any counterpart hereto shall be valid as an original.

         7. Choice of Law. This Assignment shall be governed by and construed in accordance with the domestic laws of the state of California without giving effect to any choice or conflict of law provision or rule (whether of the state of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of California.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the date first set forth above.

"ASSIGNOR"

Smoky Systems, LLC,
a Nevada limited liability company

By: ________________________________



"ASSIGNEE"

Smoky Market Foods, Inc.
a Nevada corporation

      By: ___________________________
      Its: __________________________

                                    EXHIBIT A

                                    Contracts